Exhibit 99.1
BeOne Medicines Announces Fourth Quarter and Full Year 2025 Financial Results, Highlighting Global Success of BRUKINSA and Foundational Oncology Leadership
•Total global revenues of $1.5 billion and $5.3 billion for the fourth quarter and full year, increases of 33% and 40% from the prior-year periods
•Global BRUKINSA (zanubrutinib) revenues of $1.1 billion and $3.9 billion for the fourth quarter and full year, increases of 38% and 49% from the prior-year periods
•Diluted GAAP Earnings per American Depository Share (ADS) of $0.58 and $2.53 for the fourth quarter and full year; non-GAAP diluted Earnings per ADS of $1.95 and $8.09 for the fourth quarter and full year
•Full year 2026 total revenue guidance of $6.2 billion to $6.4 billion
SAN CARLOS, Calif. – February 26, 2026 – BeOne Medicines Ltd. (NASDAQ: ONC; HKEX: 06160; SSE: 688235), a global oncology company, today announced financial results and corporate updates from the fourth quarter and full year 2025.
“These strong financial results for the fourth quarter and full year 2025 underscore our continued evolution as a global oncology leader with durable competitive advantages in clinical development and manufacturing and one of the industry’s deepest and most differentiated pipelines,” said John V. Oyler, Co-Founder, Chairman and CEO at BeOne. “BRUKINSA has firmly established itself as the global leader in the BTK inhibitor class, distinguished by broad regulatory approvals, expanding geographic reach, strong physician adoption, and unmatched long-term efficacy and safety data in CLL. At the same time, we are securing new indications and expanded reimbursement for TEVIMBRA across key markets worldwide. With our late-stage, foundational hematology assets nearing commercialization and a robust solid tumor portfolio delivering encouraging data, we are well positioned to extend our leadership and drive the next phase of sustainable global growth.”

(Amounts in thousands of U.S. dollars full year GAAP amounts audited, all other amounts unaudited)

	Fourth Quarter			Full Year
	2025	2024	% Change	2025	2024	% Change
Net product revenues	$1,476,442	$1,118,035	32%	$5,282,061	$3,779,546	40%
Other revenue	$21,728	$9,789	122%	$60,972	$30,695	99%
Total revenue	$1,498,170	$1,127,824	33%	$5,343,033	$3,810,241	40%

GAAP income (loss) from operations	$185,035	$(79,425)	333%	$447,136	$(568,199)	179%
Adjusted income from operations*	$344,476	$78,603	338%	$1,099,962	$45,356	2325%

GAAP net income (loss)	$66,502	$(151,881)	144%	$286,933	$(644,786)	145%
Adjusted net income (loss)*	$224,979	$16,101	1297%	$917,601	$(54,919)	1771%

GAAP basic earnings (loss) per ADS	$0.60	$(1.43)	142%	$2.63	$(6.12)	143%
Adjusted basic earnings (loss) per ADS*	$2.03	$0.15	1253%	$8.41	$(0.52)	1717%

GAAP diluted earnings (loss) per ADS	$0.58	$(1.43)	141%	$2.53	$(6.12)	141%
Adjusted diluted earnings (loss) per ADS*	$1.95	$0.15	1200%	$8.09	$(0.52)	1656%

Free Cash Flow*	$379,825	$(17,320)	2293%	$941,741	$(633,294)	249%
* For an explanation of our use of non-GAAP financial measures refer to the “Note Regarding Use of Non-GAAP Financial Measures” section later in this press release and for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measures, see the table at the end of this press release.

Exhibit 99.1
Fourth Quarter and Full Year 2025 Financial Results
Product Revenue, which represents 99% of total revenue, totaled $1.5 billion and $5.3 billion for the fourth quarter and full year of 2025, representing growth of 32% and 40%, compared to the prior-year periods.
•BRUKINSA: Global sales totaled $1.1 billion and $3.9 billion the fourth quarter and full year of 2025, representing growth of 38% and 49%, compared to the prior-year periods; U.S. sales of BRUKINSA totaled $845 million and $2.8 billion in the fourth quarter and full year of 2025, representing growth of 37% and 45%, compared to the prior-year periods.

•TEVIMBRA (tislelizumab): Global sales totaled $182 million and $737 million, in the fourth quarter and full year of 2025, representing growth of 18% and 19%, compared to the prior-year periods.

•Amgen in-licensed products: Global sales totaled $112 million and $486 million for the fourth quarter and full year of 2025, representing growth of 11% and 33%, compared to prior-year periods.

Gross Margin as a percentage of global product sales for the fourth quarter and full year of 2025 was 90.4% and 87.3%, compared to 85.6% and 84.3%, in the prior-year periods on a GAAP basis. On an adjusted basis, which does not include depreciation and amortization, gross margin as a percentage of global product sales increased to 90.7% and 87.8% for the fourth quarter and full year of 2025, compared to 87.4% and 85.5%, in the prior-year periods.
Operating Expenses
The following table summarizes operating expenses for the fourth quarter of 2025 and 2024:

	GAAP			Non-GAAP
(in thousands, except percentages)	Q4 2025	Q4 2024	% Change	Q4 2025	Q4 2024	% Change
Research and development	$615,423	$542,012	14%	$544,823	$474,874	15%
Selling, general and administrative	$555,290	$504,677	10%	$471,468	$433,059	9%
Total operating expenses	$1,170,713	$1,046,689	12%	$1,016,291	$907,933	12%
The following table summarizes operating expenses for the full year 2025 and 2024:

	GAAP			Non-GAAP
(in thousands, except percentages)	FY 2025	FY 2024	% Change	FY 2025	FY 2024	% Change
Research and development	$2,145,868	$1,953,295	10%	$1,855,979	$1,668,368	11%
Selling, general and administrative	$2,081,489	$1,831,056	14%	$1,743,118	$1,549,864	12%
Total operating expenses	$4,227,357	$3,784,351	12%	$3,599,097	$3,218,232	12%

Research and Development (R&D) Expenses increased for the fourth quarter and full year of 2025 compared to the prior-year periods on both a GAAP and adjusted basis. Upfront fees and milestone payments related to in-process R&D for in-licensed assets totaled nil and $0.7 million in the fourth quarter and full year of 2025, compared to $63 million and $114 million in the prior-year periods.

Selling, General and Administrative (SG&A) Expenses increased for the fourth quarter and full year of 2025 compared to the prior-year periods on both a GAAP and adjusted basis. SG&A expenses as a percentage of product sales were 38% and 39% for the fourth quarter and full year of 2025, compared to 45% and 48% in the prior-year periods.

Net Income/(Loss) and Basic/Diluted Earnings Per Share
GAAP net income for the fourth quarter and full year of 2025 was $67 million and $287 million, an increase of $218 million and $932 million, over the prior-year periods, primarily attributable to revenue growth and improved operating leverage. Included within GAAP net income for full year 2025 were $76 million of equity investment impairment charges, $25 million of non-recurring tax expenses and $20 million of timing related tax expenses in certain jurisdictions, which were primarily incurred in the fourth quarter.

Exhibit 99.1
For the fourth quarter of 2025, basic and diluted earnings per share were $0.05 and $0.04 per share and $0.60 and $0.58 per American Depositary Share (ADS), compared to basic loss of $0.11 per share and $1.43 per ADS in the prior-year period. For the full year of 2025, basic and diluted earnings per share were $0.20 and $0.19 per share and $2.63 and $2.53 per ADS, compared to basic loss of $0.47 per share and $6.12 per ADS in the prior-year period.
Free Cash Flow for the fourth quarter of 2025 was $380 million, representing an increase of $397 million over the prior-year period. For the full year of 2025, free cash flow was $942 million, representing an increase of $1.6 billion over the prior-year period.
For further details on BeOne’s 2025 Financial Statements, please see BeOne’s Annual Report on Form 10-K for fiscal year 2025 filed with the U.S. Securities and Exchange Commission.
Full Year 2026 Guidance
BeOne’s financial guidance is summarized below:

FY 2026[1]
Total revenue	$6.2 - $6.4 billion
GAAP gross margin %	High-80% range
GAAP operating expenses[2] (combined R&D and SG&A)	$4.7 - $4.9 billion
GAAP operating income[2]	$700 - $800 million
Non-GAAP operating income[2,3]	$1.4 - $1.5 billion
1Assumes January 1, 2026 foreign exchange rates.
2Does not assume any potential new, material business development activity or unusual/non-recurring items.
3Non-GAAP operating income is a financial measure that excludes from the corresponding GAAP measure costs related to share-based compensation, depreciation and amortization expense. Guidance assumes that Non-GAAP expenses track overall expense growth.
BeOne’s total revenue guidance for full year 2026 of $6.2 billion to $6.4 billion includes expectations for strong revenue growth driven by BRUKINSA’s U.S. leadership position and continued global expansion in both Europe and other important rest of world markets. Gross margin percentage is expected to be in the high-80% range and includes the impact of product mix and a full year of 2026 productivity improvements. Guidance for combined operating expenses on a GAAP basis includes expectations of investment to support growth in both commercial and research at a pace that continues to deliver meaningful operating leverage.

The Company is providing the following additional guidance on items impacting net income and earnings per ADS:

•Other income (expense): estimated range of $25 million to $50 million in expense, includes interest amortization from Royalty Pharma arrangement.
•Income tax outlook: earnings may provide sufficient positive evidence to reverse certain valuation allowances in 2026, resulting in a material tax benefit when recognized; the timing and magnitude of a potential reversal is uncertain; prior to reversal, income tax expense should trend with earnings per historical relationship.
•Diluted ADS outstanding: the Company expects diluted ADSs outstanding of approximately 118 million.

Fourth Quarter Business Highlights
Core Marketed Products
BRUKINSA (zanubrutinib)
•Presented 6-year landmark results from the Phase 3 SEQUOIA trial and long-term results from the Phase 3 ALPINE trial at the American Society of Hematology (ASH) Annual Meeting, confirming sustained benefit for the treatment of adult patients with treatment-naïve (TN) and relapsed or refractory (R/R) chronic lymphocytic leukemia (CLL)/small lymphocytic lymphoma (SLL), respectively.

Exhibit 99.1
Sonrotoclax (BCL2 inhibitor)
•Received first global approvals in China for the treatment of adult patients with:
◦R/R mantle cell lymphoma (MCL) who have received at least two systemic therapies, including a Bruton tyrosine kinase (BTK) inhibitor;
◦and R/R CLL/SLL who have previously received at least one systemic therapy, including a BTK inhibitor.
•Granted U.S. Food and Drug Administration (FDA) priority review for the treatment of adult patients with R/R MCL.

•Submitted Marketing Authorization Application in the European Union for the treatment of adult patients with R/R MCL.
•Enrolled first subject in Phase 3 trial in combination with BRUKINSA as a fixed-duration regimen versus acalabrutinib plus venetoclax for the treatment of adult patients with TN CLL.
TEVIMBRA (tislelizumab)
•Presented full results in partnership with Jazz Pharmaceuticals and Zymeworks from the HERIZON-GEA-01 trial in combination with ZIIHERA (zanidatamab) and chemotherapy, demonstrating statistically significant and clinically meaningful improvement in overall survival versus trastuzumab plus chemotherapy for the first-line treatment of adult patients with HER2-positive gastroesophageal adenocarcinoma (GEA).
Select Clinical-Stage Programs
Hematology
•BGB-16673 (BTK chimeric degradation activation compound (CDAC)): Presented results at ASH from the Phase 1 CaDAnCe-101 trial for the treatment of adult patients with R/R CLL.
Breast and Gynecologic Cancers
•BG-75202 (KAT6A/B inhibitor): Initiated first in human study.

•BG-75908 (CDK2 CDAC): Initiated first in human study.
Lung Cancer
•BG-C0902 (EGFRxMETxMET antibody-drug conjugate): Initiated first in human study.
Gastrointestinal Cancers
•BGB-B2033 (GPC3x41BB bispecific antibody): Granted FDA Fast Track Designation for the treatment of adult patients with hepatocellular carcinoma who experience disease progression on or after post-systemic therapy.

Exhibit 99.1
Anticipated R&D Milestones

Programs	Milestones	Timing
BRUKINSA	•Phase 3 MANGROVE trial interim analysis in combination with rituximab versus bendustamine plus rituximab for the treatment of adult patients with first-line MCL.	1H 2026
TEVIMBRA	•Supplemental Biologics License Application submissions in U.S. and China for the treatment of adult patients with first-line HER2-positive GEA in combination with zanidatamab.	1H 2026
	•Japan regulatory approval for the treatment of adult patients with first-line gastric cancer.	2H 2026
Hematology	•Sonrotoclax (BCL2 inhibitor):
	◦FDA regulatory action on New Drug Application as monotherapy treatment of adult patients with R/R MCL.	1H 2026
	◦Phase 3 trial initiation for the treatment of adult patients with R/R multiple myeloma t(11;14).	2H 2026
•BGB-16673 (BTK CDAC):
	◦Phase 2 potential accelerated approval submission (if data support) for the treatment of adult patients with R/R CLL.	2H 2026
Breast/Gynecologic Cancers	•BGB-43395 (CDK4 inhibitor):
	◦Phase 3 trial initiation for the treatment of adult patients with first-line HR-positive, HER2-negative metastatic breast cancer.	1H 2026
Gastrointestinal Cancers	•BGB-B2033 (GPC3x41BB bispecific antibody):
	◦Potentially registrational Phase 2 trial initiation.	2H 2026
Inflammation and Immunology	•BGB-45035 (IRAK4 CDAC):
	◦Phase 1/2 trial data readout for the treatment of adult patients with rheumatoid arthritis.	2H 2026
•BGB-16673 (BTK CDAC):
	◦Phase 1b trial data readout for the treatment of adult patients with moderate to severe chronic spontaneous urticaria.	1H 2026
BeOne’s Earnings Results Webcast
The Company’s earnings conference call for the fourth quarter and full year 2025 will be broadcast via webcast at 8:00 a.m. ET on Thursday, February 26, 2026, and will be accessible through the Investors section of BeOne’s website at www.beonemedicines.com. Supplemental information in the form of a slide presentation, transcript of prepared remarks, and a replay of the webcast will also be available.

Exhibit 99.1
About BeOne
BeOne Medicines is a global oncology company that is discovering and developing innovative treatments for cancer patients worldwide. With a portfolio spanning hematology and solid tumors, BeOne is expediting development of its diverse pipeline of novel therapeutics through its internal capabilities and collaborations. The Company has a growing global team spanning six continents who are driven by scientific excellence and exceptional speed to reach more patients than ever before.
To learn more about BeOne, please visit www.beonemedicines.com and follow us on LinkedIn, X, Facebook and Instagram.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding: potential commercialization of BeOne’s late-stage hematology assets; BeOne’s next phase of global growth; BeOne’s future revenue, gross margin percentage, operating expenses, operating income, other income or expense, income tax and diluted ADS outstanding; BeOne’s expectations regarding continued global expansion and investment to support growth; upcoming R&D milestones to be achieved by BeOne; the timing of clinical developments and data readouts; and BeOne’s plans, commitments, aspirations and goals under the caption “About BeOne.” Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including BeOne’s ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeOne’s ability to achieve commercial success for its marketed medicines and drug candidates, if approved; BeOne’s ability to obtain and maintain protection of intellectual property for its medicines and technology; BeOne’s reliance on third parties to conduct drug development, manufacturing, commercialization, and other services; BeOne’s limited experience in obtaining regulatory approvals and commercializing pharmaceutical products; BeOne’s ability to obtain additional funding for operations and to complete the development of its drug candidates and achieve and maintain profitability; and those risks more fully discussed in the section entitled “Risk Factors” in BeOne’s most recent periodic report filed with the U.S. Securities and Exchange Commission (“SEC”), as well as discussions of potential risks, uncertainties, and other important factors in BeOne’s subsequent filings with the SEC. All information in this press release is as of the date of this press release, and BeOne undertakes no duty to update such information unless required by law. BeOne’s financial guidance is based on estimates and assumptions that are subject to significant uncertainties.

Investor Contact	Media Contact
Liza Heapes	Kyle Blankenship
+1 857-302-5663	+1 667-351-5176
ir@beonemed.com	media@beonemed.com

Exhibit 99.1

Condensed Consolidated Statements of Operations (U.S. GAAP)
(Amounts in thousands of U.S. dollars, except for shares, American Depositary Shares (ADSs), per share and per ADS data)

	Fourth Quarter		Full Year
	2025	2024	2025	2024
	(unaudited)		(audited)
Revenue
Product revenue, net	$1,476,442	$1,118,035	$5,282,061	$3,779,546
Other revenue	21,728	9,789	60,972	30,695
Total revenues	1,498,170	1,127,824	5,343,033	3,810,241
Cost of sales - products	142,422	160,560	668,540	594,089
Gross profit	1,355,748	967,264	4,674,493	3,216,152
Operating expenses
Research and development	615,423	542,012	2,145,868	1,953,295
Selling, general and administrative	555,290	504,677	2,081,489	1,831,056
Total operating expenses	1,170,713	1,046,689	4,227,357	3,784,351
Income (loss) from operations	185,035	(79,425)	447,136	(568,199)
Interest income	26,770	14,707	70,505	69,641
Interest expense	(26,873)	(6,899)	(58,234)	(21,805)
Other expense, net	(35,691)	(13,734)	(42,553)	(12,638)
Income (loss) before income taxes	149,241	(85,351)	416,854	(533,001)
Income tax expense	82,739	66,530	129,921	111,785
Net income (loss)	66,502	(151,881)	286,933	(644,786)

Earnings (loss) per share
Basic	$0.05	$(0.11)	$0.20	$(0.47)
Diluted	$0.04	$(0.11)	$0.19	$(0.47)
Weighted-average shares outstanding—basic	1,439,485,461	1,381,378,234	1,417,803,727	1,368,746,793
Weighted-average shares outstanding—diluted	1,499,900,248	1,381,378,234	1,474,829,908	1,368,746,793

Earnings (loss) per American Depositary Share (“ADS”)
Basic	$0.60	$(1.43)	$2.63	$(6.12)
Diluted	$0.58	$(1.43)	$2.53	$(6.12)
Weighted-average ADSs outstanding—basic	110,729,651	106,259,864	109,061,825	105,288,215
Weighted-average ADSs outstanding—diluted	115,376,942	106,259,864	113,448,454	105,288,215

Exhibit 99.1

Select Condensed Consolidated Balance Sheet Data (U.S. GAAP)
(Amounts in thousands of U.S. Dollars)

	As of December 31,
	2025	2024
	(audited)
Assets:
Cash, cash equivalents and restricted cash	$4,609,647	$2,638,747
Accounts receivable, net	865,080	676,278
Inventories, net	608,227	494,986
Property, plant and equipment, net	1,641,678	1,578,423
Total assets	$8,188,573	$5,920,910
Liabilities and equity:
Accounts payable	$479,035	$404,997
Accrued expenses and other payables	1,109,120	803,713
Royalty financing liability	906,956	—
R&D cost share liability	64,345	165,440
Debt	1,019,206	1,018,013
Total liabilities	3,827,379	2,588,688
Total equity	$4,361,194	$3,332,222

Exhibit 99.1

Select Condensed Consolidated Statements of Cash Flows (U.S. GAAP)
(Amounts in thousands of U.S. Dollars)

	Fourth Quarter		Full Year
	2025	2024	2025	2024
	(unaudited)		(audited)
Cash, cash equivalents and restricted cash at beginning of period	$4,110,542	$2,713,428	$2,638,747	$3,185,984
Net cash provided by (used in) operating activities	417,347	75,160	1,127,580	(140,631)
Net cash used in investing activities	(38,335)	(93,605)	(276,155)	(548,350)
Net cash provided by (used in) financing activities	96,931	(4,523)	1,059,451	193,449
Net effect of foreign exchange rate changes	23,162	(51,713)	60,024	(51,705)
Net increase (decrease) in cash, cash equivalents and restricted cash	499,105	(74,681)	1,970,900	(547,237)
Cash, cash equivalents and restricted cash at end of period	$4,609,647	$2,638,747	$4,609,647	$2,638,747

Exhibit 99.1
Note Regarding Use of Non-GAAP Financial Measures
BeOne provides certain non-GAAP financial measures, including Adjusted Operating Expenses, Adjusted Operating Loss, Adjusted Net Income, Adjusted Earnings Per Share, Free Cash Flow and certain other non-GAAP income statement line items, each of which include adjustments to GAAP figures. These non-GAAP financial measures are intended to provide additional information on BeOne’s operating performance. Adjustments to BeOne’s GAAP figures exclude, as applicable, non-cash items such as share-based compensation, depreciation and amortization. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Non-GAAP adjustments are tax effected to the extent there is U.S. GAAP current tax expense. The Company currently records a valuation allowance on its net deferred tax assets, so there is no net impact recorded for deferred tax effects. BeOne maintains an established non-GAAP policy that guides the determination of what costs will be excluded in non-GAAP financial measures and the related protocols, controls and approval with respect to the use of such measures. BeOne believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of BeOne’s operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of BeOne’s historical and expected financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators BeOne’s management uses for planning and forecasting purposes and measuring BeOne’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by BeOne may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies.

Exhibit 99.1
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Amounts in thousands of U.S. Dollars)
(unaudited)

	Fourth Quarter		Full Year
	2025	2024	2025	2024
Reconciliation of GAAP to adjusted cost of sales - products:
GAAP cost of sales - products	$142,422	$160,560	$668,540	$594,089
Less: Depreciation	3,474	18,089	13,669	42,707
Less: Amortization of intangibles	1,545	1,183	10,004	4,729
Less: Other	—	—	893	—
Adjusted cost of sales - products	$137,403	$141,288	$643,974	$546,653

Reconciliation of GAAP to adjusted research and development:
GAAP research and development	$615,423	$542,012	$2,145,868	$1,953,295
Less: Share-based compensation expenses	52,442	44,992	217,440	186,113
Less: Depreciation	18,158	22,146	72,449	98,814
Adjusted research and development	$544,823	$474,874	$1,855,979	$1,668,368

Reconciliation of GAAP to adjusted selling, general and administrative:
GAAP selling, general and administrative	$555,290	$504,677	$2,081,489	$1,831,056
Less: Share-based compensation expenses	71,015	62,790	292,807	255,680
Less: Depreciation	12,785	8,811	45,497	25,417
Less: Amortization of intangibles	22	17	67	95
Adjusted selling, general and administrative	$471,468	$433,059	$1,743,118	$1,549,864

Reconciliation of GAAP to adjusted operating expenses
GAAP operating expenses	$1,170,713	$1,046,689	$4,227,357	$3,784,351
Less: Share-based compensation expenses	123,457	107,782	510,247	441,793
Less: Depreciation	30,943	30,957	117,946	124,231
Less: Amortization of intangibles	22	17	67	95
Adjusted operating expenses	$1,016,291	$907,933	$3,599,097	$3,218,232

Reconciliation of GAAP to adjusted income (loss) from operations:
GAAP income (loss) from operations	$185,035	$(79,425)	$447,136	$(568,199)
Plus: Share-based compensation expenses	123,457	107,782	510,247	441,793
Plus: Depreciation	34,417	49,046	131,615	166,938
Plus: Amortization of intangibles	1,567	1,200	10,071	4,824
Plus: Other	—	—	893	—
Adjusted income from operations	$344,476	$78,603	$1,099,962	$45,356

Reconciliation of GAAP to adjusted net income (loss):
GAAP net income (loss)	$66,502	$(151,881)	$286,933	$(644,786)
Plus: Share-based compensation expenses	123,457	107,782	510,247	441,793
Plus: Depreciation	34,417	49,046	131,615	166,938
Plus: Amortization of intangibles	1,567	1,200	10,071	4,824
Plus: Other	—	—	893	—
Plus: Impairment of equity investments	41,410	6,838	75,626	6,838
Plus: Discrete tax items	34,441	15,232	24,778	18,597
Plus: Income tax effect of non-GAAP adjustments	(76,815)	(12,116)	(122,562)	(49,123)
Adjusted net income (loss)	$224,979	$16,101	$917,601	$(54,919)

Exhibit 99.1

	Fourth Quarter		Full Year
	2025	2024	2025	2024
Reconciliation of GAAP to adjusted EPS - basic
GAAP earnings (loss) per share - basic	$0.05	$(0.11)	$0.20	$(0.47)
Plus: Share-based compensation expenses	0.09	0.08	0.36	0.32
Plus: Depreciation	0.02	0.04	0.09	0.12
Plus: Amortization of intangibles	0.00	0.00	0.01	0.00
Plus: Other	0.00	0.00	0.00	0.00
Plus: Impairment of equity investments	0.03	0.00	0.05	0.00
Plus: Discrete tax items	0.02	0.01	0.02	0.01
Plus: Income tax effect of non-GAAP adjustments	(0.05)	(0.01)	(0.09)	(0.04)
Adjusted earnings (loss) per share - basic	$0.16	$0.01	$0.65	$(0.04)

Reconciliation of GAAP to adjusted EPS - diluted
GAAP earnings (loss) per share - diluted	$0.04	$(0.11)	$0.19	$(0.47)
Plus: Share-based compensation expenses	0.08	0.08	0.35	0.32
Plus: Depreciation	0.02	0.03	0.09	0.12
Plus: Amortization of intangibles	0.00	0.00	0.01	0.00
Plus: Other	0.00	0.00	0.00	0.00
Plus: Impairment of equity investments	0.03	0.00	0.05	0.00
Plus: Discrete tax items	0.02	0.01	0.02	0.01
Plus: Income tax effect of non-GAAP adjustments	(0.05)	(0.01)	(0.08)	(0.04)
Adjusted earnings (loss) per share - diluted	$0.15	$0.01	$0.62	$(0.04)

Reconciliation of GAAP to adjusted earnings (loss) per ADS - basic
GAAP earnings (loss) per ADS - basic	$0.60	$(1.43)	$2.63	$(6.12)
Plus: Share-based compensation expenses	1.11	1.01	4.68	4.20
Plus: Depreciation	0.31	0.46	1.21	1.59
Plus: Amortization of intangibles	0.01	0.01	0.09	0.05
Plus: Other	0.00	0.00	0.01	0.00
Plus: Impairment of equity investments	0.37	0.06	0.69	0.06
Plus: Discrete tax items	0.31	0.14	0.23	0.18
Plus: Income tax effect of non-GAAP adjustments	(0.69)	(0.11)	(1.12)	(0.47)
Adjusted earnings (loss) per ADS - basic	$2.03	$0.15	$8.41	$(0.52)

Reconciliation of GAAP to adjusted earnings (loss) per ADS - diluted
GAAP earnings (loss) per ADS - diluted[1]	$0.58	$(1.39)	$2.53	$(6.12)
Plus: Share-based compensation expenses	1.07	0.98	4.50	4.20
Plus: Depreciation	0.30	0.45	1.16	1.59
Plus: Amortization of intangibles	0.01	0.01	0.09	0.05
Plus: Other	0.00	0.00	0.01	0.00
Plus: Impairment of equity investments	0.36	0.06	0.67	0.06
Plus: Discrete tax items	0.30	0.14	0.22	0.18
Plus: Income tax effect of non-GAAP adjustments	(0.67)	(0.11)	(1.08)	(0.47)
Adjusted earnings (loss) per ADS - diluted	$1.95	$0.15	$8.09	$(0.52)
1.Tax effect of Non-GAAP adjustments is based on the statutory tax rate in the relevant tax jurisdiction. Please note that the Company currently records a valuation allowance on its net deferred tax assets, so there is no net impact recorded for deferred tax effects.
2.For the fourth quarter of 2024, GAAP diluted loss per ADS includes $0.04 loss per ADS attributable to the dilutive ADS outstanding for purposes of this reconciliation. As the Company was in a GAAP net loss position no diluted weighted average shares outstanding were calculated for US GAAP purposes.

Exhibit 99.1

	Fourth Quarter		Full Year
	2025	2024	2025	2024
Free Cash Flow (Non-GAAP)
Net cash provided by (used in) operating activities (GAAP)	$417,347	$75,160	$1,127,580	$(140,631)
Less: Purchases of property, plant and equipment	(37,522)	(92,480)	(185,839)	(492,663)
Free Cash Flow (Non-GAAP)	$379,825	$(17,320)	$941,741	$(633,294)

Reconciliation of GAAP Operating Income Guidance to Non-GAAP
Operating Income Guidance for Full Year 2026
	(Unaudited)

GAAP Operating Income	700,000	—	800,000
Plus: Adjustments to arrive at Non-GAAP[1]	700,000	—	700,000
Non-GAAP Operating Income	1,400,000	—	1,500,000
1.The non-GAAP adjustments are based on best available information at this time related to non-cash items similar to those reported in our actual Non-GAAP results.